Exhibit 10.1

Investment Contract

Party A: People's Government of Linfang Township of Liancheng County
Legal Representative (signature): JIANG, Shigen
Party B: Yidong (Hongkong) Group Ningbo Yiji Supply Chain Management Co., Ltd.
Legal Representative (signature): XU, Bizhen

In accordance with Contract Law of the People's Republic of China and other laws and regulations, and in the principles of mutual benefit, equal cooperation as well as common development, the following contract concerning the issue of Party B's investment in the construction of advanced agricultural production base in Modern Agricultural Demonstration Garden of Liancheng County has been concluded through fully consultation between Party A and Party B for mutual compliance.

Article 1   Basic Situation of This Project

Party B shall first invest in the construction of an advanced agricultural production base with an area of 1000 mus in Party A’s 10000-mu Modern Agricultural Demonstration Garden of Linfang Township of Liancheng County. All the 10000-mu farmland in the base shall be equipped with the spraying system, among which 100-mu farmland shall be provided with high-standard blanket steel-framed plastic tents with an investment of over RMB 50,000 for each mu, 200-mu farmland with ordinary blanket steel-framed plastic tents with an investment of over RMB 30,000 for each mu. Besides, another 3-mu farmland shall be used for preserving and processing vegetables near the field. The gross investment for this project to be completed in three years shall be RMB 18,000,000, with RMB 13,000,000 in fixed assets. The project deals with producing and selling bulb lettuce, tomatoes and other seasonal vegetables. All the above land is within the administrative district where Party A is located.
(Refer to "Land Four" and "Detailed Plan" in the Appendixes)

Article 2   Schedule of Project Investment

Within ten days from the effective date of this Contract, Party B shall incorporate "Longyan Yiji Ecological Agriculture Technology Development Co., Ltd." in Linfang Township of Liancheng County, obtain the corporate business license, conduct autonomous operation and business accounting independently as well as assume full responsibility for its profits and losses.

After this Contract is signed, Party A shall coordinate with the village committee of the project land in implementing the transfer of the above land, with a blanket of 30-mu land be transferred before Aug.10, 2010; and the rest blanket of 970-mu land be transferred Dec.30, 2010.

Both Party A and Party B agree that the second-period and the third-period investments and relative retailed plan shall be decided through consultation between both Parties based on the benefits and actual situation of the first phase of the project.

Article 3   Contract Period

The contract period is eighteen years, i.e. from August 30th 2010 to August 30th 2028.

When the contract expires, Party B shall have the priority to extend the contract on an equal footing in case it has the intention to do so.

Article 4   Rights and Obligations of Party A and Party B

Ⅰ. Rights and obligations of Party A

1. Party A shall take responsibility for assisting Party B in applying for approval document, registration formalities of tax and related licenses for this project with the costs borne by Party B.

2. Party A shall treat this project as a project attracting foreign investments and funds, and assign staff to assist Party B in handling the formalities needed for applying for and constructing the project, with Party B assuming the responsibilities of providing required documents and bearing incurred expenses.

3. Party A shall actively cooperate with Party B in applying for being an agricultural leading enterprise at the municipal and provincial levels; and conducting CIQ identification; applying for being identified as non-polluted, green and organic agriculture base producing non-polluted, green and organic agricultural products.

4. Party A shall be responsible for coordinating with the village committee of the project land in transferring the land to Party B and conducting relative formalities.

5. Party A shall guarantee the lawful rights and interests of Party B, provide sound investment environment and services, supply convenient conditions to Party B in the project construction and coordinate in tackling all involved civil disputes and other related problems arising from or in connection with the construction and production of this project.

6. Party A shall assist Party B in conducting tax reduction or exemption formalities for agricultural plantation and the trade of agriculture sideline products at local taxation department.

Ⅱ. Rights and obligations of Party B

1. Party B shall have the right to enjoy relevant agriculturally preferential policies of the state, Fujian Province, Longyan City and Liancheng County, and to enjoy Liancheng County’s preferential policy towards Modern Agricultural Demonstration Garden. (See Conference Memorandums and Other Relevant Documents of Work Leading Group of Modern Agricultural Demonstration Garden of Liancheng County)

2. The project constructed by Party B must comply with relevant state industrial policies and environmental protection requirements, and be invested within the time limit agreed in this contract.

3. Party B shall handle the Business License, Tax Registration and other license formalities in accordance with relevant regulations, and shall insure legally operating the project and safe production.

4. Party B can design, plan and equip the land with plastic tents at its sole discretion with the plan view and working drawing of the project submitted to the office of work leading group of Modern Agricultural Demonstration Garden of Liancheng County and people's government of Linfang Township before the commencement of the project. In the event the above mentioned departments do not put forward any objection within 15 working days after having received Party B's planning and design program, Party B shall be entitled to organize the construction on its own.

5. Party B shall be responsible for the construction of production facilities of the project land and other facilities for private use with the waste drainage meeting the national environmental protection emission standards.

6. Party B shall make efforts to popularize the business model of "the company assisting the cooperative (peasants)" to create job opportunities for peasants (especially those involved in the land-transferring) in the neighborhood.

7. Party B shall actively grow non-polluted, green and organic products; apply for being the agricultural leading enterprise at the municipal and provincial level; and apply for being identified as an agricultural production base producing non-polluted, green and organic vegetables.

Article 5  Amendment, Modification and Termination of This Contract

1. Any amendment to this Contract and its appendixes shall not come into force until a written contract is signed by both parties.

2. In the event that the contract can't be executed due to force majeure, both parties shall have the right to terminate the contract.

3. If the contract can't be executed on its original basis due to policy readjustment, both parties shall have the right to consult for modification or termination of the contract.

Article 6   Resolution of Disputes

Any dispute arising out of implementing the contract shall be settled through friendly negotiation. In case no agreement can be reached, the dispute shall be submitted to Xiamen Arbitration Commission to arbitration.

Article 7   The Effectiveness of the Contract and Others

1. This Contract shall come into force upon signature.

2. During the valid period of this contract, Party B shall not withdraw its investments without good cause, or it will be deemed as automatically abandoning all the fixed assets it has invested.

3. Any issues not covered by this Contract shall be dealt with by a complementary contract to be signed by both parties through consultation, which shall the same legal effect as this contract.

4. The Contract is made in six copies, with Party A, Party B, the office of work leading group of Modern Agricultural Demonstration Garden of Liancheng County and other relative departments holding one copy respectively.

5. Appendixes: (1) Detailed Plan and Diagram of Project Land

(2) Conference Memorandums and Other Relevant Documents of Modern Agricultural Demonstration Garden of the Work Leading Group of Liancheng County

Party A (stamp): People's Government of Linfang Township of Liancheng County
Legal representative (signature):  JIANG, Shigen,

Party B (stamp): Yidong (Hongkong) Group Ningbo Yiji Supply Chain Management Co., Ltd.
Legal Representative (signature): XU, Bizhen

Authentication unit: Work Leading Group of Modern Agricultural Demonstration Garden of Liancheng County (stamp)

Contracting Place: Linfang Township                                                       Date of contract: August 17th, 2010